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                                                                   Exhibit 10.78

                             EMPLOYMENT AGREEMENT

            AGREEMENT dated as of November 15, 1997, but effective as of February 7, 1998 (the "Effective Date"), between UNISON HEALTHCARE CORPORATION, a Delaware corporation ("Unison"), and TERRY TROXELL
("Employee").

            Unison wishes to employ Employee and Employee wishes to be employed by Unison, in each case, pursuant to the terms and subject to the conditions hereof.

            Accordingly, the parties hereto hereby agree as follows:

            1. Employment and Duties. Unison hereby employs Employee, initially, as its Senior Vice President-Clinical Operations, and Employee hereby accepts such employment. Employee, who shall devote all her business time and attention to the business of Unison, shall, initially, have responsibility for quality care and services, programs, protocols and compliance and, in such capacity, shall report to the Chief Executive Officer of Unison. Employee's title and duties may be changed from time to time in the discretion of the Board of Directors of Unison (the "Board") so long as she is maintained in an executive capacity.

            2. Term. The term of this Agreement shall commence on the Effective Date and continue for a period of one year, unless earlier terminated as set forth in Section 6.

            3. Compensation. (a) Base Salary. Unison shall pay Employee a salary, before deducting all applicable withholdings, at the annual rate of $120,000, in accordance with Unison's standard executive payroll policies as in effect from time to time. Unison shall consider increases in the annual rate of pay to be effective January 1 of each year, commencing on January 1, 1999.

                  (b) Incentive Bonus. The Board's compensation committee shall design and present to the Board for review, adjustment and adoption an incentive compensation program for key employees. Such program may include cash and stock option incentives and will provide for participation by Employee.

                  (c) Reimbursable Expenses. In addition to the compensation referred to above, Unison shall, upon receipt of
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appropriate documentation, reimburse Employee each month for her reasonable travel, lodging and other ordinary and necessary business expenses consistent with Unison's policies as in effect from time to time.

            4. Benefits. Unison shall, while Employee is employed hereunder, pay for and provide Employee and her dependents with the same amount and type of health, medical and life insurance as provided from time to time to executive officers of Unison.

            5. Vacation. Employee shall be entitled to vacation with pay in accordance with Unison's vacation policy as in effect from time to time. In addition, Employee shall be entitled to such holidays as Unison may approve for its executive personnel.

            6. Termination. The Board may terminate Employee's employment hereunder prior to the expiration of the term hereof in the manner provided in either Section 6(a), Section 6(b) or Section 6(c). Employee may terminate her employment hereunder at any time effective upon Unison's receipt of at least 30 days' advance notice to such effect.

                  (a) For Cause. Unison may terminate this Agreement for cause upon written notice to Employee stating the facts constituting such cause, provided that Employee shall have 15 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. Cause shall include material neglect of duties, willful failure to abide by ethical and good faith instructions or policies from or set by the Chief Executive Officer of Unison or the Board, commission of a felony or serious misdemeanor offense or pleading guilty or nolo contendere to same, the commission by Employee of an act of dishonesty or moral turpitude involving Unison, Employee's breach of this Agreement, the filing of bankruptcy proceedings by or against Employee, or breach by Employee of any other material obligation to Unison.

                  (b) Without Cause. Unison may terminate this Agreement at any time immediately, without cause, effective upon Employee's receipt of notice to such effect. Except as provided in Section 6(c), upon a termination without cause, Unison shall pay to Employee the base salary due her through the date of termination and, in addition, shall continue Employee's salary over the following three-month period at the regular payment intervals.
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                  (c)   Without Cause After a Change in Control.  The
provisions of this Section 6(c) shall apply if Employee's employment with Unison is terminated, for any reason or for no reason, by Unison after a change of control. A change of control shall be deemed to have occurred if
(i) a merger or consolidation of Unison with any other corporation results in effective control of Unison becoming vested in a corporation which is not under the control of the Board as constituted immediately prior to the effectiveness of such consolidation or merger, (ii) a complete or partial liquidation of Unison is completed, or (iii) all or substantially all of Unison's assets are sold or otherwise disposed of. Upon a termination under this Section 6(c), Unison shall pay to Employee forthwith the base salary due her through the date of termination plus an amount equal to three months' base salary, less applicable withholdings.

                  (d) Disability. If during the term of this Agreement, Employee fails to perform her duties hereunder because of illness or other incapacity for a period of three consecutive months, Unison shall have the right to terminate this Agreement without further obligation except for any amounts payable pursuant to disability plans generally applicable to executive employees. Unison shall establish and maintain during the term of employment of the Employee a disability insurance program which provides for monthly disability payments for a period of at least two years from the date of determination of a disability.

                  (e) Death. If the Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and Employee's legal representatives shall be entitled to receive the base salary due Employee through the date of death.

            7.    Confidential Information; Non-solicitation.  (a)
Confidential Information. Employee acknowledges that Employee may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean information or material proprietary to Unison or designated as Confidential Information by Unison and not generally known by non-Unison personnel, which Employee develops or of or to which Employee may obtain knowledge or access through or as a result of Employee's relationship with Unison (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a
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similar nature (whether or not reduced to writing) related to Unison's business:
discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing techniques and materials, marketing and development plans, business plans, customer names and other information related to customers, price lists, pricing policies, methods of operation, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which Unison obtains from another party and which Unison treats as proprietary or designates as Confidential Information, whether or not owned by or developed by Unison. Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

                  (1) To furnish Unison on demand, at any time during or after employment, a complete list of the names and addresses of all present, former and potential suppliers, financing or leasing sources, patients, customers and other contacts gained while an employee of Unison in Employee's possession, whether or not in the possession or within the knowledge of Unison.

                  (2) That all notes, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to Unison, and Employee agrees to turn over all copies of such materials in Employee's control to Unison upon request or upon termination of Employee's employment with Unison.

                  (3) That while employed by Unison and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information for any purpose, except in the course of Employee's work for Unison.
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                  (4)   That any idea in whole or in part conceived of or
made by Employee during the term of her employment, consulting, or similar relationship with Unison which relates directly or indirectly to Unison's current or planned lines of business and is made through the use of any of the Confidential Information of Unison or any of Unison's equipment, facilities, trade secrets or time, or which results from any work performed by Employee for Unison, shall belong exclusively to Unison and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to Unison all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to Unison, without charge to Unison (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of Unison to obtain patents or copyrights or to otherwise protect or vest in Unison the entire right and title in and to the Confidential Information.

                  (b) Non-solicitation. During the term of Employee's employment by Unison and for a period of one year thereafter, Employee agrees that she shall not (for the purpose of or which results in competition with Unison or any of its affiliates or subsidiaries) either solicit any past or existing customers, leasing or financing sources, patients, clients, suppliers or business patronage of Unison or any of its predecessors, affiliates or subsidiaries or use any Confidential Information (as defined in Section 7(a)), nor will she solicit for any purpose the employment of any employees of Unison or any of its affiliates or subsidiaries.

                  (c) Injunctions. It is agreed that the restrictions contained in this Section 7 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, Employee agrees that, in addition to and without limiting any other right or remedy Unison may have, Unison shall have the right to an injunction against Employee issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to Unison.

                  (d) Part of Consideration. Employee also agrees, acknowledges, covenants, represents and warrants that she is fully and completely aware that, and further understands that,
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the foregoing restrictive covenants are an essential part of the consideration for Unison entering into this Agreement and that Unison is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

                  (e) Time and Territory Reduction. If the period of time and/or territory described above are held to be in any respect an unreasonable restriction, it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

                  (f) Survival. The obligations described in this Section 7 shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

            8. Governing Law and Venue. Arizona law shall govern the construction and enforcement of this Agreement and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

            9. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may required. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereof.

            10. Nondelegability of Employee's Rights and Unison's Assignment Rights. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon reasonable notice to Employee, Unison may transfer Employee to an affiliate of Unison, which affiliate shall assume the obligations of Unison under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring Unison or its business.
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            11.   Severability.  In the event any term or provision of this
Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either (a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or
(b) if such a modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

            12. Attorneys' Fees. Except as otherwise provided herein, in the event any party hereto institutes an action or other proceeding to enforce any rights arising out of this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

            13. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt if either personally delivered, sent by certified mail, return receipt requested, or sent by a nationally-recognized overnight courier service, addressed to the parties as follows:

      If to Unison:           Unison HealthCare Corporation
                              8800 N. Gainey Center Drive, Suite 245
                              Scottsdale, Arizona 85258
                              Attention: General Counsel

      If to Employee:         Terry Troxell
                              Unison HealthCare Corporation
                              8800 N. Gainey Center Drive, Suite 245
                              Scottsdale, Arizona 85258

or to such other address as any party may provide to the other in accordance with this Section.

            14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings or agreements in regard thereto. No modification or addition to this Agreement shall be valid unless in writing, specifically referring to this Agreement and signed by all parties hereto. No waiver of any rights under this Agreement
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shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Agreement shall be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UNISON:                                  EMPLOYEE:


UNISON HEALTHCARE CORPORATION            ______________________________
                                         Terry Troxell


By: _________________________
    Michael A. Jeffries
    President and Chief
    Executive Officer